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                                                                    EXHIBIT 10.3

                                BI INCORPORATED
                         COMMON STOCK PURCHASE WARRANT

                    THE TRANSFERABILITY OF THIS WARRANT IS
                      RESTRICTED AS PROVIDED IN ARTICLE 3

                    ORIGINAL GRANT DATE:  NOVEMBER 7, 1991
                         REPRICE DATE:  APRIL 18, 1994
             ****************************************************

This is to certify that for value received, receipt of which is acknowledged by BI Incorporated, a Colorado Corporation, (the "Company"), Colorado Venture Management (the "Warrant Holder"), or its registered permitted assigns, is hereby granted the right to purchase Seven Thousand Five Hundred (7,500) fully paid and non-assessable shares of common stock of the Company (the "Warrant Shares").

This Warrant is exercisable at the Purchase Price per share as provided in
Article 4, payable in cash or by certified or official bank check. Upon surrender of this Warrant at the Company's principal executive offices (presently located at 6400 Lookout Road, Boulder, Colorado 80301), together with the annexed Subscription Form, duly executed, and with payment of the Purchase Price for the Warrant Shares purchased, the Warrant Holder hereof shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased.

1.   EXERCISE OF WARRANT

     The purchase rights represented by this Warrant are exercisable at the option of the Warrant Holder hereof, in whole or in part as follows: 7,500 Warrant Shares may be purchased at any time from October 18, 1994 (six months following the reprice date) until 5:00 p.m., Denver time, November 6, 1996.

2.   ISSUANCE OF STOCK CERTIFICATES

     The issuance of certificates representing Warrant Shares upon the exercise of this Warrant shall be made without charge to the Warrant Holder including, without limitation, any tax which may be payable in respect thereof, and such certificates shall (subject to the provisions of Articles 3 hereof) be issued in the name of the Warrant Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Warrant Holder and the Company shall not be required to issue or deliver such certificates unless or until the Warrant Holder requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3.   RESTRICTION OF TRANSFER OF WARRANT

     The Warrant Holder, by his acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution thereof, and may not be assigned, hypothecated or otherwise disposed of in the absence of an opinion of counsel satisfactory to the Company that an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") is applicable to such sale, transfer, assignment, hypothecation or other disposition.

4.   PRICE

     4.1 Definition. As used herein, the term "Purchase Price" shall mean the purchase price as provided in Section 4.2, as such price may be adjusted from time to time pursuant to Article 6.

     4.2 Purchase Price. The purchase price shall be $5.13 per share, which is the average closing price for the Company's Common Stock (as listed on the National Association of Securities Dealers Automated Quotation System) between the dates of February 23, 1994 and April 18, 1994.
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5.   REGISTRATION RIGHTS

     5.1 Registration Under The Securities Act Of 1933. The Warrant Shares have not been registered under the 1933 Act. Upon the exercise of this Warrant, each certificate representing the Warrant Shares shall bear the following legend:

               The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, transferred, assigned, hypothecated or otherwise disposed of in the absence of an effective registration statement as to such shares under that Act or an opinion of counsel satisfactory to the issuer that an exemption from registration is applicable to such sale, transfer, assignment, hypothecation or other designation.

6.   ADJUSTMENT RESULTING FROM COMMON STOCK REORGANIZATION

     6.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     6.2 Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), the Warrant Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation or merger at a price equal to the product of (x) the number of shares issuable upon exercise of this Warrant and
(y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such holder had exercised this Warrant.

7.   REPLACEMENT OF WARRANT

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

8.   RESERVATION OF SHARES

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise of this Warrant, hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

9.   NOTICES TO WARRANT HOLDER

     Nothing contained in this Warrant shall be construed as conferring upon the Warrant Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the warrant and prior to its exercise, any of the following events shall occur.

     (a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise that in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or
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     (b)  The Company shall offer to all holders of its Common Stock (excluding therefrom the Warrant Holder) any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or

     (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

     Then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books, as the case may be, for such dividend, distribution, conversion or exchange of securities or subscription rights, or for voting on such proposed dissolution, liquidation, winding up or sale, which notice shall specify the record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options, or warrants, or any proposed dissolution, liquidation, winding up or sale.

10.  SUCCESSORS

     All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

11.  HEADINGS

     The Article and Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

12.  LAW GOVERNING

     This warrant is delivered in the State of Colorado and shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado.

WITNESS the seal of the Company and the signatures of its duly authorized President and Secretary.

                                    BI INCORPORATED

                                    By:_________________________________________
                                     David J. Hunter, President/CEO


               (SEAL)


                                    ____________________________________________
                                    Mckinley C. Edwards, Jr., Secretary
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                                BI INCORPORATED
                               SUBSCRIPTION FORM

                   (To be executed by the Registered Holder
                       in order to Exercise the Warrant)


The undersigned hereby irrevocably elects to exercise the right to purchase _____________ shares of common Stock covered by the common Stock Purchase Warrant dated ______________ (the "Warrant") according to the conditions thereof and herewith makes payment of the Purchase Price of such shares in full.

I represent and agree that I am over eighteen (18) years of age, that I am acquiring the Shares for investment and that I have no intention to transfer, sell or otherwise dispose of such Shares, except as permitted pursuant to the Agreement and in compliance with applicable securities laws.

I further acknowledge and understand that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration is available. I further acknowledge and understand that the Corporation is under no obligation to register the Shares and that, in the absence of registration or an exemption therefrom, the Shares may not be transferred. I understand that the instrument evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Corporation. I do not have any contract, agreement or arrangement with any persons to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

I am aware of the adoption of Rule 144 by the Securities and Exchange commission, promulgated under the Securities Act of 1933, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain public information about the Corporation, the resale occurring not less than two years after the party has purchased and paid for the securities being sold during any three-month period not exceeding specified limitations (generally, 1% of the total amount outstanding).

I agree further that said Shares are being acquired by me in accordance with and subject to the terms, provisions and conditions of the Warrant, to all of which I hereby expressly assent. These agreements shall bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

                         Very truly yours,

                         ___________________________________

                         Name:  _______________________________

                         Address:
                         ___________________________________

                         ___________________________________


Receipt of the above is hereby acknowledged:

BI INCORPORATED

By:       ____________________________________
Title:    ____________________________________
Date:     ____________________________________